Vasomedical Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299


CONTACT:                           NEWS RELEASE
Vasomedical, Inc.                  INVESTOR RELATIONS:
Lucia Persichilli                  In-Site Communications, Inc.
(516/997-4600 x182)                Amy Raskopf, Senior Associate (212/759-5665)
                                   investorrelations@vasomedical.com
                                   ---------------------------------

        VASOMEDICAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

WESTBURY, NY (August 13, 2003) Vasomedical, Inc. (Nasdaq SmallCap: VASO), a leader in the field of noninvasive treatment and management of cardiovascular diseases, today announced operating and financial results for the fourth quarter and fiscal year ended May 31, 2003.

For the fourth quarter ended May 31, 2003, total revenues were $6.5 million compared with $8.6 million for the fourth quarter of fiscal 2002. Domestic revenues for the fourth quarter of 2003 decreased 26% from fourth quarter 2002 levels. Excluding sales-type leases of $724,000 in 2002 that were not offered in 2003, domestic revenues in the fourth quarter of 2003 decreased 19% and domestic equipment sales decreased 23% from the prior-year quarter. This decrease was largely due to the effect of reduced average unit selling prices for the Company's EECP systems as well as the impact of vacancies in Vasomedical's sales force.

The Company recorded net earnings of $14,000, or $0.00 per share (basic and diluted), for the fourth quarter of fiscal 2003, compared to net earnings of $440,000, or $0.01 per share (basic and diluted), in the same period last year. Net earnings in the fourth quarter, which were adversely impacted by the decrease in revenues as previously noted, were favorably effected by a decrease in selling, general and administrative (SG&A) expenses of nearly $1,000,000 from the prior-year quarter.

Gregory D. Cash, Vasomedical's President and Chief Executive Officer, said, "Fiscal 2003 was a challenging year for Vasomedical. Importantly, in the second quarter of the fiscal year we began to implement a number of initiatives designed to better position the Company for future growth. We took the necessary measures to address a number of issues and minimize our risk level going forward, including re-evaluating our sales and credit policies and reducing operational expenses. We also significantly strengthened our balance sheet, and had cash and cash equivalents of $5.2 million as of May 31st after paying off our $1 million credit facility in April. Additionally, we regained compliance with NASDAQ and no longer face potential delisting from the Exchange. Based on the efforts and initiatives that we have put in place, I am optimistic about Vasomedical's future."

"We are encouraged that we have been able to maintain our market share despite the effect of competition on increasing the length of the selling cycle and reducing average unit selling prices," noted Cash. "We are implementing a number of physician-directed programs focused on growing sales, including an ongoing direct mail campaign aimed at 17,000 cardiologists. We continue to leverage published data on the benefits of EECP therapy and intend to maintain a strong presence at major cardiology conferences to market EECP, including the Heart Failure Society of America and TCT meetings in September. Additionally, we will begin advertising EECP in major medical publications beginning in the second quarter of fiscal 2004."

Cash continued, "We have made significant inroads on the reimbursement front with both commercial insurers and Medicare. During fiscal 2003, several new major commercial insurers issued coverage policies for EECP in refractory angina, and three of the five major Blue Cross/Blue Shield carriers now have coverage policies in place. In addition, the national average Medicare reimbursement rate for EECP therapy in refractory angina increased 35% from 2002

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levels, the third such increase since the national  reimbursement  policy became effective in 2000. Our ability to achieve the full impact from this increase was effected by reduced sales coverage during the quarter in six territories; we have since filled four of these vacancies. In addition, we implemented a new sales training function focused on developing our representatives' clinical selling and new market development skills. While there will be some ramp up, we have programs in place to monitor their sales progress carefully and are confident that we have talented and seasoned people in place in each territory to successfully market EECP."

For the year ended May 31, 2003, revenues were $24.8 million, a decrease of 29% from $34.8 million in fiscal 2002. Fiscal 2002 included $4.2 million in sales-type leases, which were not offered in 2003. Total domestic revenues decreased 26% to $23.7 million from $32.1 million in 2002. Excluding the impact of sales-type leases, 2003 domestic revenues decreased 15% over 2002 levels. The net loss for fiscal 2003 was $4.8 million, or $0.08 per share (basic and diluted), compared to net earnings of $2.8 million, or $0.05 per share (basic and diluted), in 2002.

"We continue to view the congestive heart failure opportunity as a primary driver of Vasomedical's future growth, and are pleased with the large number scientific presentations that were given at the 2003 American College of Cardiology meeting supporting the use of EECP for treating heart failure patients, as well as individuals with refractory angina," continued Cash. "The PEECH trial will be the most likely driver for Medicare reimbursement of EECP for this indication, potentially significantly increasing market penetration of the therapy. The PEECH trial enrollment is nearly 80% and we anticipate enrollment will be complete by the end of calendar year 2003. We therefore expect that the Center for Medicare and Medicaid Services could make a decision on reimbursing EECP specifically for treating CHF as early as 2005."

Conference Call

As previously announced, Vasomedical will host a conference call August 13, 2003 at 4:30 p.m. Eastern Time to review the financial results for the fourth quarter and year-ended May 31, 2003. Investors and other interested parties may access the conference call by dialing (706) 634-6390, or via a live Internet broadcast on the company's web site at http://www.vasomedical.com, under the investor relations tab. To listen to the webcast, please log in at least fifteen minutes prior to the call to register and download any necessary audio software.

The webcast will be archived for 30 days at the aforementioned URL. Additionally, a replay of the call will be available from August 14, beginning at 12:00 a.m., through August 20, 2003. The dial in number for the replay is
(800) 642-1687 in the U.S. and (706) 645-9291 from outside the U.S. The access code for the replay is 1713714.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's proprietary technology. EECP is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system, currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP is a registered trademark for Vasomedical's external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward looking statements that involve risks and uncertainties. When used herein, words such as "anticipated", "believes", "estimates", "expects" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                            (Financial Tables Follow)

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                               Vasomedical, Inc.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                               May 31,
                                                                              -------
                                                                         2003          2002
                                                                         ----          ----

     ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                          $5,223         $2,968
     Accounts receivable, net of an allowance for doubtful accounts
      of $769 and $1,100 at May 31, 2003 and 2002, respectively          7,377         12,683
     Inventories                                                         3,440          4,902
     Deferred income taxes                                                 303          3,033
     Financing receivables, net                                            264            634
     Other current assets                                                  268            627
                                                                       -------        -------
            Total current assets                                        16,875         24,847
PROPERTY AND EQUIPMENT, net                                              3,233          3,252
FINANCING RECEIVABLES, net                                                 679          2,942
NOTES RECEIVABLE                                                             -            512
DEFERRED INCOME TAXES                                                   14,279          9,658
OTHER ASSETS                                                               262            207
                                                                       -------        -------
                                                                       $35,328        $41,418
                                                                       =======        =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                              $2,668         $3,646
     Current maturities of long-term debt and notes payable                108          1,046
     Sales tax payable                                                     462            732
     Deferred revenues                                                     789            272
     Accrued warranty and customer support expenses                        575            589
     Accrued professional fees                                             208            362
     Accrued commissions                                                   587            974
                                                                       -------        -------
           Total current liabilities                                     5,397          7,621
LONG-TERM DEBT                                                           1,178          1,073
ACCRUED WARRANTY COSTS                                                     213            403
DEFERRED REVENUES                                                          921            719
OTHER LIABILITIES                                                          300              -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized;
      none issued and outstanding                                            -              -
     Common stock, $.001 par value; 110,000 shares authorized;
      57,822 and 57,309 shares at May 31, 2003 and 2002,
      respectively, issued and outstanding                                  58             57
     Additional paid-in capital                                         50,623         50,116
     Accumulated deficit                                               (23,362)       (18,571)
                                                                       -------        -------
                                                                        27,319         31,602
                                                                       -------        -------
                                                                       $35,328        $41,418
                                                                       =======        =======

                                VASOMEDICAL, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)


                                                         Twelve Months Ended           Three Months Ended
                                                               May 31,                       May 31,
                                                          2003           2002           2003          2002
                                                       ----------------------------------------------------

 Revenues                                              $24,824        $34,830         $6,488         $8,642
 Cost of sales and services                              9,251         10,538          2,519          2,560
                                                       ----------------------------------------------------
   Gross Profit                                         15,572         24,292          3,970          6,082
 Expenses
   Selling, general and administrative                  13,715         13,688          2,838          3,807
   Research and development                              4,545          5,112          1,024          1,118
   Provision for doubtful accounts                       3,728          1,304            187            699
   Interest and other - net                                 10           (152)             1            (60)
                                                       ----------------------------------------------------
                                                        21,998         19,952          4,050          5,564
                                                       ----------------------------------------------------
 EARNINGS (LOSS) BEFORE INCOME TAXES
                                                        (6,426)         4,340            (80)           518
   Income tax (expense) benefit, net                     1,635         (1,554)            94            (78)
                                                       ----------------------------------------------------
 NET EARNINGS (LOSS)                                   $(4,791)        $2,786            $14           $440
                                                       ====================================================
 Earnings (loss) per common share
   - basic and diluted                                  $(0.08)         $0.05          $0.00          $0.01
                                                       ====================================================
 Weighted average common shares
   Outstanding
      - basic                                           57,647         57,251         57,817         57,309
                                                       ====================================================
      - diluted                                         57,647         59,468         58,453         59,256
                                                       ====================================================



                                                                   REVENUES BY SALES TYPE

                                                         Twelve Months Ended           Three Months Ended
                                                               May 31,                       May 31,
                                                          2003           2002           2003          2002
                                                       ----------------------------------------------------

Equipment sales                                        $22,850        $29,304         $5,855         $7,559
Equipment rentals and services                           1,974          1,339            633            358
Equipment sold under sales-type leases                     ---          4,187            ---            724
                                                       -------        -------         ------         ------
      Total                                            $24,824        $34,830         $6,488         $8,641
                                                       =======        =======         ======         ======


                                                                  REVENUES BY GEOGRAPHIC REGION

                                                        Twelve Months Ended           Three Months Ended
                                                              May 31,                       May 31,
                                                        2003        2002              2003            2002
                                                       ----------------------------------------------------

U.S. business                                          $23,702    $32,105             $6,278         $8,446
Non-domestic business                                    1,122      2,725                210            195
                                                       -------    -------             ------         ------
      Total                                            $24,824    $34,830             $6,488         $8,641
                                                       =======    =======             ======         ======


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